1 0 250 500 750 1000 1250 1500 1750 2000 2250 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59 61 63 65 67 69 W e e k ly TR x Week post-launch Intermezzo weekly TRx as of 7/26/13